Exhibit 10(a)2
SOUTHERN COMPANY
OMNIBUS INCENTIVE COMPENSATION PLAN
FORM OF TERMS
RESTRICTED STOCK UNIT WITH PERFORMANCE MEASURE AWARD

A Restricted Stock Unit with performance measure (“RSU”) Award is subject to the following terms and conditions:

1.
Award. A specific number of RSUs is granted by the Compensation and Management Succession Committee (“Committee”) of The Southern Company (“Company”) Board of Directors to a Participant. The RSU Award provides the Participant an opportunity to earn shares of Common Stock based on Company performance over a one-year Performance Period (as defined below) subject to the attainment of a performance measure set by the Committee. RSU Awards are granted pursuant to and are governed by the Southern Company Omnibus Incentive Compensation Plan, as amended from time to time (“Plan”).

2.
Terms. Terms used in this Form of Terms that are defined in the Plan will have the meanings ascribed to them in the Plan. The Long Term Incentive Program Document (the “LTI Program Document”), an administrative document adopted by the Committee which is set forth at https:/mysource.southernco.com, contains additional provisions that apply to RSU Awards. Additionally, RSU Awards are subject to the terms and conditions set forth in the Plan and any other administrative documents adopted by the Committee from time to time. If there is any inconsistency between the terms herein and the terms of the Plan or any administrative document adopted by the Committee, the Plan’s terms and the administrative document’s terms will supersede and replace the conflicting terms of this Form of Terms.

3.
Number of RSUs and Deemed Dividends. The Committee shall determine the specified number of RSUs awarded to a Participant. The deemed dividends associated with the RSUs shall be credited and treated as reinvested in additional RSUs until each amount vests and is paid.

4.	Performance Period. The period during which the performance measure will apply is the calendar year of the date of grant (“Grant Date”) of the RSU Award (“Performance Period”).

5.
Establishing Performance Measure. The performance measure will be established by the Committee within the first 90 days of the Performance Period. The performance measure will be one of the financial performance measures set forth in Article 10 of the Plan.

6.
Satisfaction of Performance Measure. No later than 60 days after the end of the Performance Period, the Committee shall determine whether the performance measure was attained, and if so, shall certify such attainment (the “Certification Date”). If the performance measure is not attained, the RSUs shall be forfeited as of the Certification Date.

7.	Vesting and Payment of Award. If the performance measure is attained, as certified by the Committee, the RSU Award will vest as follows::

Amount	Vesting Date
1/3 of RSU Award	Certification Date
1/3 of RSU Award	2-Year Anniversary of Grant Date
1/3 of RSU Award	3-Year Anniversary of Grant Date

Participant must be an Employee on the applicable Vesting Date to receive payment, except as follows:

Employment Termination Event	Impact on RSU Award	Vesting and Timing of Payment
Retirement(1)	Full payment of earned Award not yet paid out	No change to vesting and payment schedule
Disability	Full payment of remaining Award not yet paid out	Accelerated vesting; payable in full within 30 days
Death	Full payment of remaining Award not yet paid out	Accelerated vesting; payable in full within 30 days
Other voluntary or involuntary separation	Forfeit unvested RSU Award	N/A
Cause (as determined by the Committee)	Forfeit unpaid RSU Award, even if vested	N/A
(1)For avoidance of doubt, no RSU Award will be payable to a Participant that Retires unless the performance measure is attained.

See the LTI Program Document for additional information on the impact of certain employment events on the vesting and payment of RSU Awards.

RSU Awards will be paid in unrestricted shares of Common Stock as soon as practical following the Vesting Date, but in no event later than 30 days following the Vesting Date.

The RSU Award payment is subject to applicable withholding taxes. For purposes of tax calculations, the value of the Common Stock earned by a Participant will be determined based on the Fair Market Value on the payment date. The actual number of shares a Participant may receive will be reduced by the number of shares reflecting the amount of withholding taxes.

8.	Deferral of Payout. Participants in the Southern Company Deferred Compensation Plan may not defer receipt of RSU Award payments.

9.
Transferability and Share Ownership. RSUs are not transferable or assignable in any manner except by will or the laws of descent and distribution. A Participant is not considered to own any shares of Common Stock based on the RSU Award until after the Vesting Date and the Common Stock is issued to a Participant.

10.
No Right to Employment. Neither a RSU Award nor this Form of Terms creates any right to employment or continuation of current employment or the right to any future Awards under the Plan. No provision of this Form of Terms shall be construed to affect in any manner the existing rights of the Company or its affiliates to suspend, terminate, alter or modify, whether or not for cause, the Participant’s employment relationship with the Company or its affiliates.

11.
Impact on Other Plans. Neither the RSU Award nor the payment of the RSU Award in Common Stock is considered “Compensation” for purposes of the Southern Company Employee Savings Plan or “Earnings” as defined in The Southern Company Pension Plan. Payments to Participants shall not be considered wages, salary, or compensation under any other Company-sponsored employee benefit or compensation plan or program, unless the explicit terms of such plan or program provide otherwise.